EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Idaho Strategic Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry forward Initial Effective	Filing Fee Previously Paid in Connection with Unsold
Fees to be paid	Equity	Common Stock, having no par value(4)	Rule 457(o)	(1)	(2)	(2)
Fees to be paid	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)
Fees to be paid	Other	Warrants(5)	Rule 457(o)	(1)	(2)	(2)
Fees to be paid	Other	Rights(6)	Rule 457(o)	(1)	(2)	(2)
Fees to be paid	Other	Units(7)	Rule 457(o)	(1)	(2)	(2)
Fees to be paid	Total	Unallocated (Universal) Shelf	Rule 415(a)(6)	(1)	Unallocated (Universal) Shelf	$35,000,000(1)(2)	0.0001531	$5,358.50
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, having no par value(4)	Rule 457(o)						Form S-3	333-264647	May 17, 2022
	Debt	Debt Securities	Rule 457(o)						Form S-3	333-264647	May 17, 2022
	Other	Warrants(5)	Rule 457(o)						Form S-3	333-264647	May 17, 2022
	Other	Rights(6)	Rule 457(o)						Form S-3	333-264647	May 17, 2022
	Other	Units(7)	Rule 457(o)						Form S-3	333-264647	May 17, 2022
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(1)	(2)	$10,000,000(1)(2)	.0000927(3)(8)		Form S-3	333-264647	May 17, 2022	$927.00(3)(8)
Total Offering Amount/Registration Fee Total Fees Previously Paid Total Fee Offsets Net Fee Due						$35,000,000		$5,358.50

								$927.00
								$4431.50

(1)

There are being registered under this Registration Statement such indeterminate number of shares of Common Stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, and/or debt securities, such indeterminate number of rights to purchase common stock, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $35,000,000. If the Registrant issues any debt securities at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $35,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The Registrant may sell any securities it is registering under this Registration Statement separately or as units with the other securities it is registering under this Registration Statement. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities it is registering under this Registration Statement. The securities it is registering under this Registration Statement also include such indeterminate number of shares of common stock and such indeterminate principal amount of debt securities as the Registrant may issue upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares the Registrant is registering under this Registration Statement include such indeterminate number of shares of common stock as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions.

(2)

The Registrant will determine the proposed maximum aggregate offering price per class of security from time to time in connection with its issuance of the securities the Registrant is registering under this Registration Statement, and the Registrant is not specifying such price as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The proposed maximum offering price per share of Common Stock and proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the shares of Common Stock. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $35,000,000 and the amount of securities sold pursuant to this registration statement will not exceed the limit in Instruction I.B.6.(a) of Form S-3, as applicable.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act based on the maximum aggregate offering price.

(4)	Shares of common stock may be issuable upon conversion of debt securities registered hereunder. No separate consideration will be received for such common stock.

(5)

Warrants will represent rights to purchase debt securities or common stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(6)

Including such currently indeterminate number of rights, including share purchase or subscription rights, as may be issued from time to time at currently indeterminate prices. Because the rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

Including such currently indeterminate number of units as may be issued from time to time at currently indeterminate prices. Each unit will represent an interest in two or more securities registered hereby, which may or may not be separable from one another.

(8)

Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward to this registration statement $10,000,000 of unsold securities (the “Unsold Securities”) that have previously been registered under the registrant’s registration statement on Form S-3 (File No. 333-264647) filed on May 4, 2022, and declared effective on May 17, 2022 (the “Prior Registration Statement”), and the registration fee of $927.00 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement.